Sonendo, Inc. Reports First Quarter 2023 Financial Results

LAGUNA HILLS, CA – May 9, 2023 – Sonendo, Inc. (“Sonendo”), a leading dental technology company and developer of the GentleWave® System, today reported financial results for the quarter ended March 31, 2023.

Recent Highlights

•
Total revenue of $10.7 million for the first quarter of 2023, representing growth of 19%, compared to prior year period
•
Procedure instrument revenue of $5.7 million for the first quarter of 2023, representing growth of approximately 33% compared to prior year period
•
Ending installed base as of March 31, 2023, was 1,005 units

“We are off to a great start in 2023, marked by the installation of our one-thousandth GentleWave console and 19% year-over-year revenue growth,” said Bjarne Bergheim, president and chief executive officer of Sonendo. “Additionally, we are pleased with the considerable improvement to our gross margin profile, increasing sequentially from 27% in the fourth quarter of 2022 to 31% in the first quarter of 2023. Our team is excited about the opportunity of engaging with higher-volume general dentists, in addition to the Endodontic specialists, as we move to give more patients access to our unique technology. We look forward to expanding our market share and executing on our commercial strategy as we drive steady growth throughout the rest of the year.”

First Quarter 2023 Financial Results

Total Revenue was $10.7 million for the first quarter of 2023, an increase from $9.0 million for the first quarter of 2022. GentleWave console revenue was $2.0 million for the first quarter of 2023 and $2.1 million for the first quarter of 2022. Procedure instrument revenue was $5.7 million, an increase from $4.3 million for the first quarter of 2022. Software revenue was $2.0 million, an increase from $1.8 million for the first quarter of 2022.

Gross margin for first quarter of 2023 was 31%, compared to 25% for the first quarter of 2022.

Total operating expenses for the first quarter of 2023 were $18.2 million, compared to $16.8 million for the first quarter of 2022.

Loss from operations was $14.8 million for the first quarter of 2023, compared to $14.6 million for the first quarter of 2022. Non-GAAP loss from operations was $12.4 million for the first quarter of 2023 compared to $12.8 million for the first quarter of 2022. Non-GAAP loss from operations excludes stock-based compensation expense, and depreciation and amortization expense.

Net loss was $15.4 million for the first quarter of 2023, compared to $15.5 million for the first quarter of 2022.

Cash and cash equivalents and short-term investments as of March 31, 2023 totaled $74.9 million. In April 2023, subsequent to and not included in cash and cash equivalents and short-term investments presented as of March 31, 2023, the Company received cash payments of $3.2 million of the $4.4 million Employee Retention Credit (ERC) that was recognized in other income in 2022.

2023 Financial Guidance

The Company expects total revenue for the second quarter of 2023 to be in the range of $11.0 million to $11.4 million.

The Company expects total revenue for the full year 2023 to be in the range of $48.0 million to $51.0 million, consistent with guidance previously provided.

Webcast and Conference Call Information

Sonendo will host a conference call to discuss the first quarter 2023 financial results after the market close on Tuesday, May 9, 2023 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (833) 470-1428 for domestic callers or (929) 526-1599 for international callers, using access code: 489954. Live audio of the webcast will be available on the “Investors” section of the company’s website at: https://investor.sonendo.com. The webcast will be archived and available for replay for at least 90 days after the event.

About Sonendo

Sonendo is a commercial-stage medical technology company focused on saving teeth from tooth decay, the most prevalent chronic disease globally. Sonendo develops and manufactures the GentleWave® System, an innovative technology platform designed to treat tooth decay by cleaning and disinfecting the microscopic spaces within teeth without the need to remove tooth structure. The system utilizes a proprietary mechanism of action, which combines procedure fluid optimization, broad-spectrum acoustic energy and advanced fluid dynamics, to debride and disinfect deep regions of the complex root canal system in a less invasive procedure that preserves tooth structure. The clinical benefits of the GentleWave System when compared to conventional methods of root canal therapy include improved clinical outcomes, such as superior cleaning that is independent of root canal complexity and tooth anatomy, high and rapid rates of healing and minimal to no post-operative pain. In addition, the GentleWave System can improve the workflow and economics of dental practices. Sonendo is also the parent company of TDO® Software, the developer of widely used endodontic practice management software solutions, designed to simplify practice workflow. TDO Software integrates practice management, imaging, referral reporting and CBCT imaging, and offers built-in communication with the GentleWave System.

For more information about Sonendo and the GentleWave System, please visit www.sonendo.com. To find a GentleWave doctor in your area, please visit www.gentlewave.com.

Forward Looking Statements

In addition to background and historical information, this press release contains “forward-looking statements” based on Sonendo’s current expectations, forecasts and beliefs including statements related to Sonendo’s 2023 financial guidance. These forward-looking statements are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Actual outcomes and results could differ materially due to a number of factors, including the degree of market acceptance of our products by dental practitioners and our ability to maintain strong working relationships with our customers, risks associated with manufacturing our products in large-scale commercial quantities, our dependence on third party suppliers, our ability to raise capital when needed, and our ability to comply with extensive government regulation and oversight. These and other risks and uncertainties include those described more fully in the company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (SEC) on March 8, 2023 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, as well as any reports that we may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to Sonendo as of the date hereof. Sonendo undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing Sonendo’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Sonendo.

Use of Non-GAAP Financial Measures

Sonendo’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP loss from operations. Non-GAAP loss from operations exclude, as applicable, stock-based compensation expense and depreciation and amortization. Management believes that non-GAAP loss from operations is useful in helping identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP loss from operations, will enable investors to assess the company in the same way that management has historically assessed the company’s operating results against comparable companies with conventional accounting methodologies. The company’s definition of non-GAAP loss from operations has limitations as an analytical tool and may differ from other companies reporting similarly named measures. Non-GAAP measures should not be considered measures of financial performance under GAAP, and the items excluded from such non-GAAP measures should not be considered in isolation or as alternatives to financial statement data presented in the financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.

For a reconciliation of our non-GAAP loss from operations presented herein to GAAP loss from operations, the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Loss from Operations” in the financial schedules below.

Investor Contact:

Gilmartin Group

Greg Chodaczek

IR@Sonendo.com

SONENDO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,648	$17,665
Short-term investments	62,299	73,784
Accounts receivable, net	6,432	5,798
Inventory	15,969	15,462
Prepaid expenses and other current assets	9,091	8,397
Total current assets	106,439	121,106
Property and equipment, net	2,843	2,860
Operating lease right-of-use assets	3,932	2,455
Intangible assets, net	2,126	2,292
Goodwill	8,454	8,454
Other assets	118	118
Total assets	$123,912	$137,285
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,392	$4,438
Accrued expenses	4,217	5,357
Accrued compensation	2,429	3,616
Operating lease liabilities	1,246	1,114
Other current liabilities	1,949	2,191
Total current liabilities	15,233	16,716
Operating lease liabilities, net of current	2,470	1,095
Term loan, net of current	36,891	36,746
Other liabilities	735	773
Total liabilities	55,329	55,330
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized —10,000,000 shares; issued and outstanding - none	—	—
Common stock, $0.001 par value; authorized — 500,000,000 shares; issued and outstanding— 51,252,466 shares as of March 31, 2023 and 49,974,281 shares as of December 31, 2022	51	50
Additional paid-in-capital	453,002	451,060
Accumulated other comprehensive loss	(5)	(61)
Accumulated deficit	(384,465)	(369,094)
Total stockholders’ equity	68,583	81,955
Total liabilities and stockholders’ equity	$123,912	$137,285

SONENDO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Product revenue	$8,678	$7,203
Software revenue	2,046	1,830
Total revenue	10,724	9,033
Cost of sales	7,378	6,754
Gross profit	3,346	2,279
Operating expenses:
Selling, general and administrative	14,666	11,985
Research and development	3,494	4,850
Total operating expenses	18,160	16,835
Loss from operations	(14,814)	(14,556)
Other expense, net:
Interest and financing costs, net	(557)	(966)
Loss before income tax expense	(15,371)	(15,522)
Income tax expense	—	—
Net loss	$(15,371)	$(15,522)
Other comprehensive income (net of tax):
Unrealized gain on short-term investments	56	—
Comprehensive loss	$(15,315)	$(15,522)
Net loss per share – basic and diluted	$(0.16)	$(0.59)
Weighted-average shares outstanding – basic and diluted	93,391,444	26,405,252

SONENDO, INC.

RECONCILIATION OF GAAP TO NON-GAAP

LOSS FROM OPERATIONS

(In thousands)

	Three Months Ended March 31
	2023	2022
GAAP loss from operations	$14,814	$14,556
Adjustments:
Stock based compensation:
Included in cost of sales	(148)	(101)
Included in selling, general and administrative	(1,562)	(978)
Included in research and development	(232)	(315)
Depreciation and amortization
Included in cost of sales	(235)	(171)
Included in selling, general and administrative	(239)	(193)
Included in research and development	(31)	(48)
Non-GAAP loss from operations	$12,367	$12,750